Exhibit 23.1.2

                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in the Registration Statement of Generex Biotechnology Corporation (the "Company") on Form 10/A, "Amendment No. 2 to General Form for Registration of Securities" of our joint report with Withum, Smith & Brown dated October 3, 1997, on the consolidated financial statments of the Company as of July 31, 1997 and for the year then ended, and for the period November 2, 1995 (date of inception) to July 31, 1996, which consolidated financial statements appear in the Registration Statement.


Mintz & Partners
Toronto, Ontario
October 27, 1999